                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                             SWIFT ENERGY COMPANY
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 1999

         Notice is hereby given that the annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at the Marriott Hotel at Greenspoint, 255 North Sam Houston Parkway East, at the corner of Northchase Drive, Houston, Texas, on Tuesday, May 11, 1999 at 4:00 p.m. Houston time for the following purposes:

         1. To elect two members of Class III of the board of directors to serve for the terms specified in the attached Proxy Statement or until their successors are elected and qualified; and

         2. To consider and act upon such other business as may properly be presented at the meeting or any adjournment thereof.

         A record of shareholders has been taken as of the close of business on March 19, 1999, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing April 27, 1999, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas, and such list will be available at the place of the meeting on the day of the meeting.

         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD RIGHT AWAY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. A STAMPED ENVELOPE HAS BEEN PROVIDED FOR YOUR CONVENIENCE. THE PROMPT RETURN OF THE PROXY CARD WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                                   By Order of the Board of Directors,



                                   JOHN R. ALDEN
                                   Secretary
April 8, 1999

                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                                 PROXY STATEMENT

         This proxy statement is mailed to shareholders commencing on or about April 8, 1999, in connection with the solicitation by the board of directors of SWIFT ENERGY COMPANY (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Marriott Hotel at Greenspoint, 255 North Sam Houston Parkway East, at the corner of Northchase Drive, Houston, Texas, on May 11, 1999 at 4:00 p.m. Houston time, and any adjournment thereof, for the purposes set forth in the accompanying notice. Management does not expect that any matters other than those referred to in such notice will be presented for action at the meeting.

         The Annual Report to Shareholders covering the fiscal year ended December 31, 1998, will be mailed to each shareholder entitled to vote at the annual meeting on or before the date of mailing this proxy statement.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Company does not contemplate retaining a proxy solicitor at this time.

                                QUORUM AND VOTING

         The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting was the close of business on March 19, 1999. On the record date, there were 16,067,163 shares of common stock of the Company, par value $.01 per share, issued and outstanding and entitled to vote.

         Each share of common stock entitles the holder to one vote on each matter presented at the meeting. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for the election of all nominees named therein to the board of directors for the terms indicated and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his proxy at any time prior to the voting thereof by attending and voting at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to be voted at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the annual meeting, a majority of the votes represented at the meeting may adjourn the annual meeting from time to time without notice other than an announcement until a quorum is present or represented.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such nominations or proposals.

                              ELECTION OF DIRECTORS

         At the annual meeting, two Class III directors are to be elected for terms to expire at the 2002 Annual Meeting. There are three classes of directors and each year the directors in one of such classes are nominated to serve three year terms, or until their successors have been duly elected and qualified. In order to be elected, each nominee for director must receive at least the number of votes equal to a majority of the shares having voting power present in person or represented by proxy at the meeting.

         The persons named in the accompanying proxy have been designated by the board of directors, and unless authority is withheld by the shareholder on the accompanying proxy, they intend to vote for the election of the nominees named below to the board of directors. All nominees are currently members of the board of directors. If any nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute selected by persons named as proxies or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the board of directors to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                                    CLASS III

                                 Virgil N. Swift
                                 G. Robert Evans

         Set forth below, for information purposes only, are the names and remaining terms of the other five directors:

                                     CLASS I

                                 Raymond O. Loen
                               Clyde W. Smith, Jr.

                    (Terms to expire at 2000 Annual Meeting)

                                    CLASS II

                                  A. Earl Swift
                               Henry C. Montgomery
                                Harold J. Withrow

                    (Terms to expire at 2001 Annual Meeting)

NOMINEES

         Set forth below is certain information, as of the date hereof, concerning the nominees for election to the board of directors of the Company.

         CLASS III DIRECTORS

         Virgil N. Swift, 70, has been a director of the Company since 1981, and has acted as Vice Chairman of the Board and Executive Vice President-Business Development since November 1991. He previously served as Executive Vice President and Chief Operating Officer from 1982 to November 1991. Mr. Swift joined the Company in 1981 as Vice President-Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager-Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering. He is the brother of A. Earl Swift and the uncle of Terry E. Swift.

         G. Robert Evans, 67, has been a director of the Company since 1994. Effective January 1, 1998, Mr. Evans retired as Chairman of Material Sciences Corporation, having held that position since 1991. Material Sciences Corporation develops and commercializes continuously processed, coated materials technologies. He remains a director of Material Sciences Corporation. He is also currently serving as a director of Consolidated Freightways Corporation (transportation).

         Set forth below, for information purposes only, is information regarding the Class I and Class II directors whose terms will expire at the annual meetings in 2000 and 2001, respectively:

         CLASS I DIRECTORS

         Raymond O. Loen, 74, has served as a director of the Company since its founding in 1979. Since 1963, he has been President of R. O. Loen Company, a privately held management consulting firm headquartered in Lake Oswego, Oregon.

         Clyde W. Smith, Jr., 50, has served as a director of the Company since 1984. Since August 1997, Mr. Smith has served as President of Millennium Technology Service, a White City, Oregon based contract electronics manufacturer. He served as President of Somerset Properties, Inc., a real estate investment company, from 1985 to 1996 and as President of H&R Precision, Inc., a general contractor, from 1994 to 1997. On May 5, 1997, Mr. Smith filed a petition under Chapter 7 of the U.S. Bankruptcy Code.

         CLASS II DIRECTORS

         A. Earl Swift, 65, is Chief Executive Officer and Chairman of the Board of Directors of the Company and has served in such capacity since its founding in 1979. He previously served as President from 1979 to November 1997, at which time Terry E. Swift was appointed President. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctor degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry E. Swift.

         Henry C. Montgomery, 63, has served as a director of the Company since 1987. Mr. Montgomery served as Executive Vice President of SyQuest Technology, Inc., a public company engaged in the development, manufacture and sale of computer hard drives from November 1996 through July 1997. He served as president and Chief Executive Officer of New Media Corporation, a privately held company engaged in developing, manufacturing and selling PCMCIA cards for the computer industry, from March 1995 through

November 1996. Since 1980, Mr. Montgomery has been the Chairman of the Board of Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery also previously served as a director of Catalyst Semiconductor, Inc., a public company engaged in the design and manufacture of semiconductors (1990 to 1995), and Southwall Technologies, Inc., a public company engaged in thin film deposition technologies (1982 to 1995).

         Harold J. Withrow, 71, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President-Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.

COMPENSATION TO DIRECTORS

         Board members are reimbursed for travel expenses they incur in attending board of directors meetings. Employees of the Company are not compensated for serving as directors. During 1998, nonemployee members of the board of directors received, and during 1999, they will receive an aggregate amount of $12,250 for attendance at board meetings, an annual fee of $5,000 for serving on committees of the board, and an annual fee of $5,000 for services as a director. Aggregate compensation paid to the five nonemployee directors during 1998 for their services as directors totaled $111,250.

         Under the Company's 1990 Nonqualified Stock Option Plan (Amended and Restated as of May 13, 1997) (the "1990 Nonqualified Plan"), each nonemployee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a nonemployee director. Additionally, subject to an option maximum of 60,000 shares per director, on the day after each annual meeting of the shareholders, each individual who is a nonemployee director on that date is granted, options to purchase 5,000 shares of the Company's common stock.

         In accordance with the 1990 Nonqualified Plan, each of the nonemployee directors (Messrs. Loen, Montgomery, Smith, Evans and Withrow) have been granted options for shares of the Company's common stock. Due to one 10% stock dividend declared September 7, 1994 and another 10% stock dividend declared October 1, 1997, the number of shares underlying all options held by each of the nonemployee directors increased by 10% as of each such date with a commensurate 10% decrease in the option exercise prices.

         Two nonemployee directors exercised options to acquire an aggregate of 40,678 shares of the Company's common stock during the year ended December 31, 1998.

         The following table presents information as of December 31, 1998, regarding the total number of unexercised options held by the nonemployee directors under all Company plans. Each of the nonemployee directors received his annual grant of options for 5,000 shares in May 1998 at an exercise price of $18.875 and each nonemployee director was also granted options for 10,000 shares in December 1998 at an exercise price of $7.00 to reflect the extraordinary amount of time the directors expended in 1998 in committee work resulting primarily from the work involved in the then proposed liquidation of numerous partnerships of which the Company is managing general partner. Three of the nonemployee directors in the following table, G. Robert Evans, Henry C. Montgomery and Clyde W. Smith, Jr., will receive options to purchase 5,000 additional shares under the 1990 Nonqualified Plan on the day following the 1999 annual meeting. The other two directors, Raymond O. Loen and Harold J. Withrow, will receive options covering 4,300 shares and 670 shares, respectively, as 60,000 options is the maximum number of options that an individual nonemployee director may hold.

                         NONEMPLOYEE DIRECTOR OPTIONS


                                                             DECEMBER 31, 1998
                                        ----------------------------------------------------------
                                           SHARES OF COMMON
                                           STOCK UNDERLYING                TOTAL SHARES OF COMMON
                                              UNEXERCISED                     STOCK UNDERLYING
                                         OPTIONS GRANTED UNDER               UNEXERCISED OPTIONS
              NAME                      1990 NONQUALIFIED PLAN             GRANTED UNDER ALL PLANS
---------------------------------       ----------------------------     -------------------------
G. Robert Evans                                 38,100                             38,100

Raymond O. Loen                                 55,700                             55,700

Henry C. Montgomery                             30,752                             30,752

Clyde W. Smith, Jr.                             44,810                             44,810

Harold J. Withrow                               50,860                             59,330

         For the number of options exercisable within 60 days of March 1, 1999 by each of the nonemployee directors, see footnote (1) to the table set forth under "Principal Shareholders" below.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1998, the board of directors met on 11 occasions. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1998, each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings of all committees of the board on which he served.

COMMITTEES OF THE BOARD

         The board of directors of the Company has established the following standing committees: Audit, Nominating and Corporate Governance, Compensation, Conflicts of Interest, Executive and Special Transactions Committees. Descriptions of the functions of the Audit, Nominating and Corporate Governance and Compensation Committees are set forth below.

         AUDIT COMMITTEE. The Audit Committee is comprised entirely of nonemployee directors. The Audit Committee recommends to the board of directors the engagement of, and reviews the services performed by, the Company's independent auditors. Messrs. Loen, Montgomery and Smith are members of the Audit Committee, which held four meetings in 1998.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee reviews the performance of directors and recommends persons to be management's nominees for directorships. The Nominating and Corporate Governance Committee may consider nominees recommended by shareholders, upon written request by a shareholder addressed to any member of the committee. See "Shareholder Proposals" herein. This committee also reviews corporate governance duties and procedures and, where necessary, recommends changes to the board. Messrs. A. E. Swift, Loen, Evans and Smith are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting in 1998.

         COMPENSATION COMMITTEE. The Compensation Committee at all times is comprised of at least three nonemployee directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee has sole authority to administer the Company's stock option plans and stock purchase plan, although it has no discretion as to awards of stock options under the 1990 Nonqualified Plan. The Compensation Committee also reviews and makes recommendations regarding the compensation levels of the Company's executive officers. Messrs. Loen, Montgomery and Withrow are members of the Compensation Committee, which held seven meetings in 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of Forms 3 and 4 furnished to the Company during the fiscal year beginning January 1, 1998, and ending December 31, 1998, and Forms 5 furnished to the Company with respect to such fiscal year, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the shareholdings, as of March 1, 1999 (unless otherwise indicated), of the seven current members of the board of directors, each of the Company's five most highly compensated executive officers, all executive officers and directors as a group, and each person who beneficially owned more than five percent of the Company's outstanding common stock.


                                                                                        SHARES OF COMMON STOCK
                                                                                         BENEFICIALLY OWNED AT
                                                                                           MARCH 1, 1999(1)
                                                                                       ------------------------------
                                                                                                          PERCENT OF
                                                                                                             CLASS
NAME OF PERSON OR GROUP                             POSITION                           NUMBER             OUTSTANDING
-----------------------                             --------                           ------             -----------
A. Earl Swift....................  Chairman of the Board, Chief Executive
                                   Officer                                            327,820(2)              2.0%

Virgil N. Swift..................  Vice Chairman of the Board, Executive
                                   Vice President--Business Development               348,719(2)(3)           2.2%

G. Robert Evans..................  Director                                            17,380                  (4)

Raymond O. Loen..................  Director                                           151,971(5)               (4)

Henry C. Montgomery..............  Director                                            49,445                  (4)

Clyde W. Smith, Jr...............  Director                                            18,700                  (4)

Harold J. Withrow................  Director                                            39,134                  (4)

Terry E. Swift...................  President, Chief Operating Officer                 126,998(2)               (4)

John R. Alden....................  Senior Vice President--Finance, Chief              110,739(2)(6)            (4)
                                   Financial Officer, Secretary

James M. Kitterman...............  Senior Vice President--Operations                   98,604(2)               (4)

All executive officers and directors as a group (13 persons)..................      1,459,008                 8.8%

American Century Investment Management, Inc...................................      1,353,318(7)              8.2%

  4500 Main Street
  P. O. Box 418210
  Kansas City, MO  64141-9210

American Century Capital Portfolios, Inc......................................      1,173,701(7)              7.1%
  4500 Main Street
  P. O. Box 418210
  Kansas City, MO  64141-9210

FMR Corp .....................................................................      1,653,400(8)             10.1%
  Fidelity Management and Research Company
  Edward C. Johnson 3d
  Abigail P. Johnson
    82 Devonshire Street
    Boston, Massachusetts  02109

Franklin Resources, Inc.......................................................      1,820,858(9)             10.1%
Franklin Advisers, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
  777 Mariners Island Blvd.
  San Mateo, California  94404


Goldman Sachs  & Co...........................................................      1,022,300(10)            8.2%
The Goldman Sachs Group, L.P.
  85 Broad Street
  New York, NY  10004

Nueberger Berman, LLC.........................................................        850,080(11)            5.2%
Nueberger Berman Management Inc.
  605 Third Avenue
  New York, NY  10158-3698

Scudder Kemper Investments, Inc...............................................       1,061,930(12)           6.5%
  345 Park Avenue
  New York, NY  10154

----------------------

(1) Unless otherwise indicated in the footnotes below, the number of shares of common stock held and percent outstanding are as of March 1, 1999. Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's common stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following March 1, 1999 by exercise of options granted under the Company's stock option plans: Mr. A. E. Swift - 69,938; Mr. V. N. Swift - 58,124; Mr. Evans - 12,980; Mr. Loen - 29,590;
      Mr. Montgomery - 8,646; Mr. Smith - 18,700; Mr. Withrow - 34,188; Mr. T.
      E. Swift - 97,294; Mr. Alden - 82,685; Mr. Kitterman - 80,465; and all executive officers and directors as a group - 628,250.

(2) Includes approximately 317 shares held by individual's (each of the five named executive officers) ESOP account over which individual possesses voting, but not investment, control.

(3)   Includes 121 shares held jointly by Mr. Virgil N. Swift and his wife.

(4)   Less than one percent.

(5) Includes 77,000 shares held by Mr. Loen's wife (who holds sole voting and investment power as to those shares), 4,047 shares held in her IRA, and 2,809 shares held in Mr. Loen's IRA.

(6) Includes 220 shares in an IRA held by Mr. Alden's wife (who holds sole voting and investment power as to those shares).

(7) Based on a Schedule 13G dated February 10, 1999 filed with the SEC to reflect shares held at December 31, 1998, American Century Investment Management, Inc. ("ACIM"), as a registered investment adviser, manages 13 registered investment companies pursuant to management agreements and is therefore deemed to be the beneficial owner, and possesses sole voting and disposition power, of 1,353,318 shares of the Company's common stock. In addition, American Century Capital Portfolios, Inc. ("ACCP"), one of the 13 registered investment companies managed by ACIM, is deemed to be the beneficial owner of 1,173,701 of the shares of Company stock beneficially owned by ACIM. ACIM, as manager, holds all such stock for ACCP and the other 12 investment companies in institutional investor accounts which ACIM manages.

(8) Based on a Schedule 13G dated February 1, 1999 filed with the SEC to reflect shares held at December 31, 1998, FMR Corp., as a parent holding company, in accordance with Section 240 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner, with sole power to dispose and direct the disposition of 1,653,400 shares of the Company's common stock. In addition, Fidelity Management and Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed the beneficial owner of 1,652,300 of the shares beneficially owned by FMR Corp. as a result of acting as investment adviser to various investment companies. One such investment company, Fidelity Low-Priced Stock Fund, is deemed beneficial owner of 1,644,700 of the shares beneficially owned by FMR Corp. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Of these, 12% are owned by Mr. Johnson 3d and 24.5% are owned by Abigail Johnson. The Johnson family group and all other Class B shareholders have entered into a shareholders voting agreement under which all Class B shares will be voted in accordance with the majority vote of the Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders voting agreement, members of the Johnson family may be deemed under the Investment Company Act of 1940, to control a controlling group with respect to FMR Corp. Neither FMR Corp. nor the Edward C. Johnson 3d family has any power to vote or direct the voting of the shares owned directly by the investment companies.

(9) Based on a Schedule 13G dated January 8, 1999 filed with the SEC to reflect shares beneficially held at December 31, 1998, Franklin Advisers Inc. ("Advisers"), a wholly owned subsidiary of Franklin Resources, Inc. ("FRI") and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,820,858 shares of the Company's common stock as a result of Advisers acting as an investment adviser to one or more open or closed-end investment companies or other managed accounts. As the parent holding company of Advisers, FRI is also deemed beneficial owner of these shares. All of these shares of the Company's common stock are shares acquirable upon conversion of $57,750,000 principal amount of convertible subordinated notes due 2006, which would represent 10.1% of the Company's common stock that would have been outstanding at December 31, 1998 had such conversion taken place. The advisory contracts grant all investment and/or voting power over the securities to Advisers. In addition, Charles
      B. Johnson and Rupert H. Johnson, Jr., each owning in excess of 10% of the outstanding common stock of FRI, are considered control persons of FRI and thus are also deemed beneficial owners of the 1,820,858 shares.

(10) Based on a Schedule 13G dated February 14, 1999 filed with the SEC to reflect shares held at December 31, 1998, the Goldman Sachs Group, L.P. ("GS Group"), a parent holding company of Goldman, Sachs and Company ("GS"), a broker-dealer registered under Section 15 of the Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, are each deemed to be the beneficial owner of 1,022,300 shares of the Company's common stock as a result of client accounts managed by GS Group and GS for investment purposes. Although GS Group and GS share voting power and dispositive power with respect to these securities, both GS Group and GS disclaim beneficial ownership of such securities.

(11) Based on a Schedule 13G dated February 5, 1999, filed with the SEC to reflect shares held at December 31, 1998, Nueberger Berman, LLC ("Nueberger") and Nueberger Berman Management Inc. ("Management") serve as sub- advisers and investment managers of various mutual funds and are thus deemed beneficial owners of 850,080 shares of the Company's common stock, which shares they hold for their clients. Of the shares beneficially owned, both Nueberger and Management share dispositive power as to all 850,080 shares and share voting power as to 661,990 shares of the Company's common stock. Nueberger possesses sole voting power as to the remaining 188,090 shares.

(12) Based on a Schedule 13G dated February 12, 1999 filed with the SEC to reflect shares held at December 31, 1998, Scudder Kemper Investments, Inc. ("Scudder"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1990, is deemed beneficial owner of 1,061,930 shares of the Company's common stock as a result of serving as an investment adviser to one or more investment companies or other managed accounts. Scudder has the sole power to dispose of and direct the disposition of all 1,061,930 shares and has sole voting power as to 700,830 of such shares of the Company's common stock.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are appointed annually by the board of directors. Information regarding A. Earl Swift, Chief Executive Officer and Chairman of the Board, and Virgil N. Swift, Executive Vice President--Business Development and Vice Chairman of the Board, is set forth above under "Election of Directors--Nominees." Set forth below is certain information, as of the date hereof, concerning the other executive officers of the Company.

    Terry E. Swift, 43, was appointed President of the Company in November 1997. He served as Executive Vice President and Chief Operating Officer of the Company from 1991 to 1997, as Senior Vice President--Exploration and Joint Ventures from 1990 to 1991 and as Vice President--Exploration and Joint Ventures from 1988 to 1990. Mr. Swift has a degree in Chemical Engineering and a Master's Degree in Business Administration. He is the son of A. Earl Swift.

    John R. Alden, 53, was appointed Senior Vice President--Finance and Chief Financial Officer in 1990. He is also Secretary of the Company. He joined the Company in 1981 and prior to 1990 he served the Company as its secretary and its principal financial officer under a variety of titles. Mr. Alden holds a degree in Accounting and a Master's degree in Business Administration.

    Bruce H. Vincent, 51, joined the Company as Senior Vice President--Funds Management in 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

    James M. Kitterman, 54, was appointed Senior Vice President--Operations in May 1993. He had previously served as Vice President--Operations since joining the Company in 1983. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business Administration.

    Joseph A. D'Amico, 50, was appointed Senior Vice President of Exploration and Development of the Company in February 1998. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993 and Funds Manager from 1988 to 1992. Mr. D'Amico holds Bachelor of Science and Master of Science degrees in Petroleum Engineering and a Master's degree in Business Administration.

    Alton D. Heckaman, Jr., 42, was appointed Vice President and Controller in May 1993. He had previously served as Assistant Vice President--Finance and Controller since 1986. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of 1998) for the fiscal years ended December 31, 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM                 ALL OTHER
                                                 ANNUAL COMPENSATION        COMPENSATION         ANNUAL COMPENSATION ($)
                                               ------------------------- ------------------- -------------------------------
                                                       BONUS(1)
       NAME AND                                -------------------------    COMMON STOCK
       PRINCIPAL                                                             UNDERLYING           LIFE
       POSITION           YEAR    SALARY ($)     CASH ($)     STOCK ($)    OPTIONS/SARS(#)   INSURANCE ($)(2)  401(K) ($)(3)
----------------------- -------- ------------  ------------ ------------ ------------------- ----------------  -------------
A. EARL SWIFT             1998       $447,500      $125,981  $ 31,519          96,300                  $80,073        $8,000
Chief Executive           1997        410,583       179,961    45,039          25,000                   52,093         7,928
Officer                   1996        307,000       171,805    43,095          30,000                   79,728         7,500

VIRGIL N. SWIFT           1998       $207,765       $28,772  $  7,175          51,800                  $47,670        $8,000
Executive Vice            1997        252,455        36,853     9,248          20,000                   39,696         7,928
President--Business       1996        250,900        55,946    14,089          12,000                   47,669         7,500
Development

TERRY E. SWIFT            1998       $306,875       $43,158  $ 10,763          81,400                  $12,282        $8,000
Chief Operating           1997        237,383        56,928    14,214          30,000                   13,905         7,928
Officer, President        1996        230,009        71,847    11,603          15,000                    6,700         7,500

JOHN R. ALDEN             1998       $214,600       $29,723  $  7,431          59,800                  $17,635        $8,000
Chief Financial           1997        195,650        37,819     9,419          20,000                   15,406         7,928
Officer, Senior Vice      1996        187,701        65,881    10,221          12,000                   14,056         7,500
President--Finance

JAMES M.                  1998       $202,625       $26,962  $  6,765          44,900                  $17,692        $8,000
KITTERMAN                 1997        184,375        33,113     8,220          20,000                   15,513         7,928
Senior Vice President     1996        180,150        39,179     9,669           8,000                   14,363         7,500
--Operations

(1) BONUS AMOUNTS REPORTED FOR 1998, 1997 AND 1996 INCLUDE BONUSES EARNED DURING THOSE YEARS, BUT ACTUALLY PAID IN THE FOLLOWING YEAR.

(2) REPRESENTS INSURANCE PREMIUMS PAID BY THE COMPANY DURING THE COVERED FISCAL YEAR WITH RESPECT TO LIFE INSURANCE FOR THE BENEFIT OF THE NAMED EXECUTIVE OFFICER.

(3) CONTRIBUTIONS BY THE COMPANY (ONE-HALF IN CASH AND ONE-HALF IN COMPANY COMMON STOCK FOR 1996 AND 1997, AND 100% IN COMPANY COMMON STOCK FOR
         1998) FOR THE ACCOUNT OF THE NAMED EXECUTIVE OFFICER TO THE SWIFT ENERGY COMPANY EMPLOYEE SAVINGS PLAN.

EMPLOYMENT CONTRACTS

         Effective June 1, 1994, Virgil Swift commenced a five year employment agreement which provided for an immediate 40% reduction in salary, coupled with an immediate 25% reduction in working hours, decreasing to a 50% work schedule at the commencement of the third year of the agreement and continuing for the remaining term thereof. The agreement has since been amended to reflect the fact that Mr. Swift has actually worked more hours than originally contemplated, with a commensurate increase in his salary. The contract also provides for payments of $55,550 for four years, all of which have been paid, in consideration of Mr. Swift's agreement not to compete with the Company for a period of seven years. If Mr. Swift's employment is terminated by the Company upon a change in control (as defined under "Change of Control Arrangements" below), he is no longer required to comply with the non-competition provisions and he is entitled to receive his remaining salary in one lump sum, discounted to present value at 8% per annum.

         Effective November 1, 1995, the Company entered into employment agreements with its other five most senior executive officers, A. Earl Swift, Chief Executive Officer (formerly President), Terry E. Swift, President (formerly Executive Vice President), and three Senior Vice Presidents, John R. Alden, James M. Kitterman and Bruce H. Vincent. The Company named a fourth Senior Vice President in 1998, Joseph A. D'Amico, and entered into an employment agreement with him effective February 1, 1998. All of the agreements (other than that for A. Earl Swift) provide for an initial three-year term, which is automatically extended for one year on each anniversary thereof. These agreements provide for payment of six months' salary (plus, for A. Earl Swift, two weeks' salary for every year of service to the Company) and six months' continuation of medical benefits upon termination of employment other than for "cause." The agreements can be terminated by the Company (other than for "cause") only by a majority of the directors then in office who have been or will have been directors for the two-year period ending on the date notice of the meeting or written consent to take such action is first provided to shareholders, or those directors who have been nominated for election or elected to succeed such directors by a majority of such directors. Upon employment termination in connection with or following a change of control (as defined under "Change of Control Arrangements" below), the executives are entitled to receive 18 months' salary plus two weeks' salary for every year of service to the Company, and continuation of certain insurance coverages for certain periods. Following termination of employment all outstanding vested and non-vested stock options held by the executives will be converted into nonqualified five year options for the same number of shares at the same exercise prices, or the closing price (as of the date of termination of employment) of the Company's common stock on the New York Stock Exchange if it is lower.

         A. Earl Swift's employment agreement, which was amended in February 1999 to reflect Mr. Swift's continuation of a full work schedule beyond 1998, is similar to those for the other executives, with the following exceptions. The new term is ten years, the first five of which cover his full-time employment by the Company under the same compensation arrangements which have been in place over the past several years. The last five years of the agreement cover up to twenty hours per week, 46 weeks per year on specific matters designated by the Board of Directors. During this five year period, Mr. Swift's compensation will be one-half his annual base compensation at the end of the third year of the contract, plus any bonus provided by the Board of Directors. In the event of a change of control during the first five years of the agreement, Mr. Swift's compensation for the remaining term of the agreement would have been at least as much as for the last preceding year, or, if a change of control occurs during the remaining five years of the agreement, at least the average of his total compensation during the first five years of the agreement. Mr. Swift's contract provides for a payment during each of the last five years of the agreement to Mr. Swift (or his estate) of $75,850, plus 17% of his total compensation during the last year of full time employment under the agreement, in consideration of Mr. Swift's agreement not to compete with the Company for a period of up to eight and one-half years. In the event of a change of control, these amounts are payable in the same manner as provided in Virgil Swift's agreement described above, together with two weeks' salary for every year of service to the Company.

STOCK OPTION GRANTS

         The following table contains information concerning the grant of stock options during 1998 to the named executive officers under the Company's 1990 Stock Compensation Plan:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                     % OF TOTAL
                                                       OPTIONS
                                COMMON STOCK           GRANTED         EXERCISE OR
                                 UNDERLYING         TO EMPLOYEES       BASE PRICE       EXPIRATION       GRANT DATE
            NAME               OPTIONS GRANTED         IN 1998          PER SHARE          DATE       PRESENT VALUE(1)
----------------------------   ----------------- -------------      -------------     --------------  ----------------
A. Earl Swift                       8,300              0.6%         $    9.00            02/18/08    $      35,009
                                   30,000              2.4%              8.13            12/07/08          130,800
                                   25,000(2)           2.0%              9.00            11/03/07          104,025
                                   33,000(2)           2.7%              9.00            12/26/06          131,406

Virgil N. Swift                     6,600              0.5%         $    9.00            02/18/08    $      27,839
                                   12,000              1.0%              8.13            12/07/08           52,320
                                   20,000(2)           1.6%              9.00            11/03/07           83,220
                                   13,200(2)           1.1%              9.00            12/26/06           52,562

Terry E. Swift                      9,900              0.8%         $    9.00            02/18/08    $      41,758
                                   25,000              2.0%              8.13            12/07/08          109,000
                                   30,000(2)           2.4%              9.00            11/03/07          124,830
                                   16,500(2)           1.3%              9.00            12/26/06           65,703

John R. Alden                       6,600              0.5%         $    9.00            02/18/08    $      27,389
                                   20,000              1.6%              8.13            12/07/08           87,200
                                   20,000(2)           1.6%              9.00            11/03/07           83,220
                                   13,200(2)           1.1%              9.00            12/26/06           52,562

James M. Kitterman                  6,600              0.5%         $    9.00            02/18/08    $      27,839
                                    9,500              0.8%              8.13            12/07/08           41,420
                                   20,000(2)           1.6%              9.00            11/03/07           83,220
                                    8,800(2)           0.7%              9.00            12/26/06           35,042

----------------------------

(1) Estimated present values are based on the Black-Scholes Model, a complicated mathematical formula used to value exchange-traded options. The stock options granted by the Company are long term, non-transferable and subject to vesting restrictions, while exchange-traded options are short term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model considers a number of factors, including the expected volatility of the stock, interest rates, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the following ranges of assumptions were used: daily volatility for common stock of 42.45% - 43.14%, risk-free rate of return of 4.49%
         - 4.59% and an estimated time period of 6.0 - 7.5 years until exercise. In each case, the risk-free rate was based on a 7.5 year government bond as of the grant date and no dividend yield. No adjustments were made for non-transferability or risk of forfeiture. The ultimate value of the option will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy.

(2) Of the options granted in 1998, the last two grants shown for each person were originally granted prior to 1998, but because of repricing of such options during 1998, are deemed to be granted in 1998, pursuant to Federal securities regulations.

OPTION VALUES

         The following table contains information concerning the number of shares acquired and value realized from the exercise of options during 1998 and the number of unexercised options held by the named executive officers at December 31, 1998.


               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND
                            FY-END OPTION/SAR VALUES

                                                              SHARES OF COMMON STOCK             VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                   OPTIONS/SARS                     OPTIONS/SARS(1)
                                                                 AT YEAR END 1998                  AT YEAR END 1998
                              SHARES                    ---------------------------------- --------------------------
                             ACQUIRED         VALUE
          NAME             ON EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE         EXERCISABLE  UNEXERCISABLE
          ----             -----------      --------    -----------  -------------         -----------  -------------
A. Earl Swift                    3,630       $40,743         69,938         96,300             $21,129        $   0

Virgil N. Swift                      0           --          58,125         51,800              10,106            0

Terry E. Swift                  12,100       152,263         97,293         93,007              14,673            0

John R. Alden                        0           --          82,683         68,102              11,738            0

James M. Kitterman                   0           --          80,465         55,186               9,391            0

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the market price of shares at December 31, 1998 ($7.395 per share) less the exercise price.


OPTION REPRICINGS

         On December 9, 1998, the Compensation Committee of the Company's board of directors repriced unexercised options that had been granted during the period beginning December 1, 1996 through December 1, 1998 to 100 employees, including A. Earl Swift, Virgil N. Swift, Terry E. Swift, John R. Alden, James
M. Kitterman, Bruce H. Vincent, Joseph A. D'Amico and Alton D. Heckaman resulting in an exercise price of $9.00 per share for all such options. The market price at the time of repricing was $8.50. As consideration for such reduction in exercise price to the market price on the date of repricing, optionees agreed that such repriced options would be subject to a one year blackout period ending December 8, 1999, during which period repriced options may not be exercised, even though such options may have been vested at the time of repricing or would vest before December 8, 1999. The repricing did not otherwise amend the vesting or expiration dates of affected options.

                      TEN-YEAR OPTION/SAR REPRICINGS TABLE

                                            SHARES OF
                                              COMMON                                                              LENGTH OF
                                              STOCK                                                               ORIGINAL
                                            UNDERLYING      MARKET PRICE                                         OPTION TERM
                                             OPTIONS/       OF STOCK AT          EXERCISE                       REMAINING AT
                                               SARS            TIME OF         PRICE AT TIME        NEW            DATE OF
                            DATE OF         REPRICED OR     REPRICING OR       OF REPRICING       EXERCISE      REPRICING OR
         NAME              REPRICING          AMENDED         AMENDMENT        OR AMENDMENT        PRICE          AMENDMENT
-----------------------  -------------      ----------     ----------------- ------------------ ------------- --------------
A. Earl Swift               12/09/98          33,000          $  8.50              $ 25.91         $    9.00     8 yrs.  0 mos.
                            12/09/98          25,000          $  8.50              $ 26.25         $    9.00     8 yrs. 10 mos.
                            12/09/98           8,300          $  8.50              $ 17.13         $    9.00     9 yrs.  2 mos.
                            08/08/94          12,100          $  9.66              $ 10.75         $    9.66            (1)
                            05/10/93           3,300          $ 10.00              $  9.13         $   10.00            (1)

Virgil N. Swift             12/09/98          13,200          $  8.50              $ 25.91         $    9.00     8 yrs.  0 mos.
                            12/09/98          20,000          $  8.50              $ 26.25         $    9.00     8 yrs. 10 mos.
                            12/09/98           6,600          $  8.50              $ 17.13         $    9.00     9 yrs.  2 mos.
                            08/08/94          12,100          $  9.66              $ 10.75         $    9.66            (1)
                            05/10/93           3,300          $ 10.00              $  9.13         $   10.00            (1)

Terry E. Swift              12/09/98          16,500          $  8.50              $ 25.91         $    9.00     8 yrs.  0 mos.
                            12/09/98          30,000          $  8.50              $ 26.25         $    9.00     8 yrs. 10 mos.
                            12/09/98           9,900          $  8.50              $ 17.13         $    9.00     9 yrs.  2 mos.

John R. Alden               12/09/98          13,200          $  8.50              $ 25.91         $    9.00     8 yrs.  0 mos.
                            12/09/98          20,000          $  8.50              $ 26.25         $    9.00     8 yrs. 10 mos.
                            12/09/98           6,600          $  8.50              $ 17.13         $    9.00     9 yrs.  2 mos.

James M. Kitterman          12/09/98           8,800          $  8.50              $ 25.91         $    9.00     8 yrs.  0 mos.
                            12/09/98          20,000          $  8.50              $ 26.25         $    9.00     8 yrs. 10 mos.
                            12/09/98           6,600          $  8.50              $ 17.13         $    9.00     9 yrs.  2 mos.

Joseph A. D'Amico           12/09/98           8,250          $  8.50              $ 25.91         $    9.00     8 yrs.  0 mos.
                            12/09/98          10,000          $  8.50              $ 26.25         $    9.00     8 yrs. 10 mos.
                            12/09/98          10,000          $  8.50              $ 17.13         $    9.00     9 yrs.  2 mos.

Bruce H. Vincent            12/09/98           8,250          $  8.50              $ 25.91         $    9.00     8 yrs.  0 mos.
                            12/09/98          20,000          $  8.50              $ 26.25         $    9.00     8 yrs. 10 mos.
                            12/09/98           6,600          $  8.50              $ 17.13         $    9.00     9 yrs.  2 mos.

Alton D. Heckaman           12/09/98           5,500          $  8.50              $ 25.91         $    9.00     8 yrs.  0 mos.
                            12/09/98           8,500          $  8.50              $ 26.25         $    9.00     8 yrs. 10 mos.
                            12/09/98           2,800          $  8.50              $ 17.13         $    9.00     9 yrs.  2 mos.

(1) On May 10, 1993 and April 8, 1994, the Compensation Committee amended options due to expire on each of those dates, held by A. Earl Swift and Virgil N. Swift to extend the terms of such options from five years to 10 years and, in the case of the 1993 options, to increase the exercise price and, in the case of the 1994 options, to decrease the exercise price to the market price on the date of repricing. The options had originally carried a five-year term, rather than the ten-year option term typically granted to the Company's executive officers and employees, to comply with then effective Internal Revenue Code Rules for incentive stock options applicable to persons deemed to be ten percent shareholders of the Company. As of the scheduled expiration date of the five-year options, these officers were no longer deemed to be ten percent shareholders and the Compensation Committee determined to extend the options so that these officers would not be treated less favorably than other executive officers of the Company.


CHANGE OF CONTROL ARRANGEMENTS

         Under the 1990 Stock Compensation Plan and the 1990 Nonqualified Plan (collectively, the "Plans"), the occurrence of a change of control of the Company will (unless the board of directors provides otherwise prior to the change of control) cause all outstanding stock options to become fully exercisable, other than options that have been outstanding less than one year. A "change of control" is defined in the Plans to mean any of the following events: (i) any person or group becomes the beneficial owner of shares having 40% or more of the votes that may be cast for the election of directors; (ii) as a result of any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the board of directors; (iii) the shareholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or (iv) a tender offer or exchange offer is made for shares of the Company's common stock (other than by the Company) and shares are acquired thereunder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, the Compensation Committee of the Company consisted of Messrs. Loen, Montgomery and Withrow, who are all independent directors. To the Company's knowledge, there are no inter- relationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this section of the Proxy Statement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The board of directors first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of nonemployee directors, and has set executive compensation since that time. Since 1987, when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

         Philosophically, the Compensation Committee and the Company's Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry in which compensation levels grew rapidly during the late 1970s and early 1980s. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

         Since late 1989, the bonus formula for the Chief Executive Officer has been based upon earnings per share and growth in oil and gas reserves, as described in detail below. In 1995, the Compensation Committee modified its criteria to reflect the importance of cash flow to an oil and gas company and the Company's increased emphasis on exploration and drilling activities, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, the bonus formula in the 1990 Stock Compensation Plan (the "1990 Plan") provides for bonuses based on year-to-year increases in both cash flow per share and probable reserves. The 1990 Plan, as amended, was used for determining 1998 incentive awards based upon Company performance in 1998.

COMPENSATION CRITERIA AND PERFORMANCE MEASUREMENT

         The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long term stock-based incentives.

         BASE SALARY for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) an attempt to keep executive salaries within the range paid by comparably sized oil and gas exploration and production companies, based in part upon an annual survey provided by an outside consultant on a group of 37 independent oil and gas companies with market capitalizations between $20 million and $1.8 billion (the "Compensation Survey Group"), and (iv) an evaluation of the Company's performance during the preceding year, including the

Company's earnings, reserve growth, cash flow and levels of general and administrative expenses. Individual performance evaluation is based upon each executive's review of his own performance throughout the year and upon a performance review by the Company's Chief Executive Officer, and in the case of the Chief Executive Officer, a review of his performance by the Compensation Committee.

         The Compensation Survey Group includes only one company in common with the Dow Jones Oil, Secondary Index (the "Index") used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Survey Group is used by the Company for purposes of executive compensation comparison because it constitutes a broader group than the group of 17 companies included in the Index, and because the Compensation Survey Group is comprised of companies somewhat closer in size and line of business to the Company than the companies included in the Index. The Index was selected in accordance with SEC rules solely for shareholder return comparison purposes because it is a published industry index.

         ANNUAL INCENTIVE BONUSES for a particular year are awarded after the end of that year, based on both individual and Company performance during that year. Bonuses are awarded under the 1990 Plan in the form of Performance Bonus Awards, which may be either in cash or in shares of the Company's common stock as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined under a formula that utilizes the following factors: (i) the increase in earnings per share during that year (a measure of short-term performance); (ii) the increase in the cash flow per share during that year (a measure of short-term performance); (iii) the increase in the volume of the Company's proved oil and gas reserves during that year (a measure of long-term performance); (iv) the increase in the probable oil and gas reserves during that year (a measure of long-term performance); and (v) the overall performance of that executive officer in contributing to the Company's achievement of its strategic objectives, as evaluated by the Compensation Committee. The 1990 Plan, prior to being amended in 1995, did not include the factors of increases in cash flow per share and increases in probable reserves, while two of the factors, earnings per share and reserve growth, are the same performance factors upon which the Company's goals in its 1988 strategic plan were based. Generally, three broad categories of performance factors (short-term factors, long-term factors and individual performance factors) are given equal weight, except that the Committee may make adjustments in the bonus formula or in the performance factors considered on a uniform basis among all the executive officers (other than the Chief Executive Officer, as to whom a different adjustment may be made).

         In determining Performance Bonus awards for 1998 (determined and paid in 1999), the Committee considered the 21% increase in net proved reserves and the 31% increase in probable reserves. The Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

         Under the 1990 Plan, executive officers may receive Performance Bonus Awards normally in the range of up to 35% of their base salaries, and the Chief Executive Officer may receive an award normally in the range of up to 70% of his base salary. Awards for 1998 averaged 17.1% of executive officers' base salaries and 35.2% of the Chief Executive Officer's base salary.

         The Performance Bonus Award to the Chief Executive Officer additionally differs from those awarded to the other executive officers in that the size of the Chief Executive Officer's Performance Bonus Award is more closely tied to Company performance, so that it has varied more widely from year to year than the awards to other executive officers.

         LONG-TERM STOCK-BASED INCENTIVES are provided through annual grants of incentive stock options to executives and others under the 1990 Plan. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at or above the prevailing market price. Grants have always vested in equal amounts over five years. Executives must be employed by the Company at the time of vesting in order to exercise the options.

         The Compensation Committee determines a total number of options to be granted in any year based on the total number of outstanding unexercised executive options, so as to avoid excessive dilution of the shareholders' value in the Company through executive option exercises. Out of the number so determined, options are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding historical performance by an executive officer may be recognized through a larger than normal option grant.

         The Company believes that its compensation policy described above provides an excellent link between the value created for shareholders and the compensation paid to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1998

         Base Salary. The Chief Executive Officer's base salary in 1998 was $447,500, which was $36,917 more than his base salary in 1997. The Compensation Committee's determination was based on the factors described above under "--Compensation Criteria and Performance Measurement--Base Salary."

         Bonus. As noted in the section on "Annual Incentive Bonuses" above, in determining the Chief Executive Officer's bonus, the Committee may give a different weight to the five bonus formula performance factors than the weight used in determining bonuses for other executive officers. In determining the Chief Executive Officer's bonus, the Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Committee does not observe and supervise such performance on a day-to-day basis. For 1998, the Committee decreased the Chief Executive Officer's total bonus from $225,000 in 1997 to $157,500 in 1998 ($125,981 in cash and $31,519 in stock).

         Stock Options. In 1998, the Chief Executive Officer was granted options to purchase 8,300 shares of common stock at an exercise price of $17.125 (as were 100 other employees, including all other executive officers, in varying amounts), which options were repriced during 1998. See "Option Repricings in 1998" below. The Chief Executive Officer was granted options to purchase 30,000 shares of common stock at an exercise price of $8.125 (as were 67 other employees including all other executive officers, in varying amounts). Other options previously granted to the Chief Executive Officer from December 1, 1996 to December 1, 1998 were repriced in 1998 and therefore are deemed to have been granted in 1998. See "Option Repricings in 1998" below. As explained above under "--Compensation Criteria and Performance Measurement --Long-Term Stock-Based Incentives," the Compensation Committee determined a total number of executive options to be granted based on the number of unexercised options held by the executive officers as a group at the time of grant, and allocated a portion of that total to the Chief Executive Officer based upon the scope of his responsibilities.

         Section 162(m) of the Internal Revenue Code. The Compensation Committee does not propose to adopt any particular policy with respect to Section 162(m) of the Internal Revenue Code, which was adopted by Congress in 1993 and limits the deductibility of compensation paid to any individual in excess of $1 million per year. The Company has not paid and does not anticipate paying compensation at these levels, and even including the unrealized value of unexercised stock options granted in any given year, does not believe that these provisions will be relevant to the Company's executive compensation levels for the foreseeable future.

OPTIONS REPRICINGS IN 1998

         The Company had granted options to certain employees pursuant to the 1990 Stock Compensation Plan for the purpose of creating an incentive to encourage stock ownership by employees of the Company. However, the past two years have been volatile in the oil and gas industry. The industry as a whole, including the Company, has seen dramatic stock price movement. As a result, the exercise prices of certain options were so far above the market price for the Company's common stock as to run counter to creating an incentive for capable employees to remain with the Company, the very purpose for which the options were granted. It is the Compensation Committee's view that the steep decline in the price of the Company's common stock is due to the industry downturn, not inadequate performance on the part of Company employees. Therefore, effective December 9, 1998, the Compensation Committee amended all incentive stock options that had been granted to executive officers (as were the options of 92 other employees) during the period beginning December 1, 1996 through December 1, 1998 to establish an exercise price of $9.00 for all such options. The market price at the time of repricing was $8.50. As consideration for such reduction in exercise price, optionees agreed that such repriced options would be subject to a one year blackout period ending December 8, 1999, during which period repriced options may not be exercised, even though such options may have been vested at the time of repricing or would vest before December 8, 1999. The repricing did not otherwise amend the vesting or expiration dates of affected options.


                                          COMPENSATION COMMITTEE

                                          Raymond O. Loen, Chairman
                                          Henry C. Montgomery
                                          Harold J. Withrow


FORWARD LOOKING STATEMENTS

         The statements contained in this Proxy Statement that are not historical, such as information regarding the valuation of stock options granted to the named executive officers in the "Executive Compensation" section of this Proxy Statement are "forward-looking statements," as that term is defined in
Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties.

FIVE YEAR SHAREHOLDER RETURN COMPARISON

         The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones Oil, Secondary Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG SWIFT ENERGY COMPANY, THE S & P 500 INDEX
                    AND THE DOW JONES OIL - SECONDARY INDEX


                                    [GRAPH]


* $100 INVESTED ON 12/31/83 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS
FISCAL YEAR ENDING DECEMBER 31.



                                         1993       1994       1995        1996       1997       1998

Swift Energy Co                          $100       $113       $139        $346       $268       $ 94

S & P 500                                 100        101        139         171        229        294

D J OIL - SECONDARY                       100         97        112         138        147        107

         "Cumulative total return" equals (i) the change in share price during the measurement period plus cumulative dividends (of which, in accordance with its dividend policy, the Company has paid none) for the measurement period (assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. For the past several years, the Company has made available for sale to its executive officers and certain other employees a portion of the interests in certain prospects that would otherwise have been sold to third parties. Interests in a prospect are sold to the Company's employees on terms identical to those at which interests are sold to third party investors in that prospect. As a result of enhanced drilling activity, the amounts invested by executive officers in such prospects in 1998 increased significantly over previous years. During 1998, leasehold and drilling costs associated with such investments in excess of $60,000 were incurred as follows: Virgil N. Swift - $335,114, Terry E. Swift - $71,746, John R. Alden - $183,233, and Bruce H. Vincent - $75,258. In connection with these investments in oil and gas drilling prospects, certain executive officers deferred paying cash for their investments in such properties, instead assigning the proceeds of production which over time repay amounts owed, resulting in indebtedness from time to time, of such officers to the Company. Prior to 1997, the amount of such indebtedness for any one officer never exceeded $60,000. In late 1997, due to increased levels of drilling activity, the balances owed to the Company grew. The greatest amount of indebtedness that exceeded $60,000 during 1998, occurring in mid-1998, was as follows: Virgil N. Swift - $174,205, Terry E. Swift - $63,650, John R. Alden - $130,353, Bruce H. Vincent - $123,811, and James M. Kitterman - $61,874. Individual executive officers are charged interest on the amount owed the Company at the Company's average incremental borrowing rate. Through the application of production proceeds, and in some cases payments made directly by the executive to the Company, all balances had been reduced below $60,000 as of year end 1998.

                                    AUDITORS

         Arthur Andersen LLP, certified public accountants, has served as the independent auditors of the Company since its inception. While management anticipates that this relationship will continue to be maintained during 1999 and subsequent years, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of Arthur Andersen LLP, inasmuch as no such action is legally required. A representative from Arthur Andersen LLP will be present at this year's meeting of shareholders. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Pursuant to various rules promulgated by the SEC, a shareholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the annual meeting of the Shareholders of the Company to be held in 2000 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to John R. Alden, Secretary, 16825 Northchase Drive, Houston, Texas 77060 no later than December 10, 1999. Further, a shareholder may not submit a matter for consideration at the 2000 annual meeting, regardless of whether presented for inclusion in the Company's proxy statement and form of proxy card, unless the shareholder shall have timely complied with the requirements in the Company's bylaws which set a notice deadline after which a shareholder will not be permitted to present a proposal at the Company's shareholder meetings. The bylaws state that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A notice given pursuant to this advance notice bylaw will not be timely with respect to the Company's 2000 meeting unless duly given by no later than March 5, 2000 and no earlier than February 4, 2000.

         With respect to business to be brought before the 1999 annual meeting, the Company has not received any notices from shareholders that the Company is required to include in this Proxy Statement.

                                     GENERAL

         The information contained in this Proxy Statement in the sections entitled "Election of Directors -- Report From the Compensation Committee Regarding Executive Compensation" and "Comparative Total Returns" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                             By Order of the Board of Directors




                                             JOHN R. ALDEN
                                             Secretary

Houston, Texas
April 8, 1998

                              SWIFT ENERGY COMPANY

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 1999

     The undersigned hereby constitutes and appoints Raymond O. Loen, Clyde W. Smith, Jr. or A. Earl Swift, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on May 11, 1999 at 4:00 p.m. Houston time, in the Marriott Hotel at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.



                   (Continued and to SIGNED on REVERSE side)

                      PLEASE DATE, SIGN AND MAIL BACK YOUR
                        PROXY CARD AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              SWIFT ENERGY COMPANY

                                  MAY 11, 1999



               Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

To withhold authority to vote for any individual nominee, strike his name from the listing below.

                                  WITHHELD
PROPOSAL 1:
FOR the election    [  ]           [  ]     Nominees: Virgil N. Swift      PROPOSAL 2: in their discretion, the Proxies are
of all nominees                                       G. Robert Evans      authorized to vote upon such other matters as may
for directors listed                                                       properly come before the Meeting, hereby revoking any
for the terms specified in the Company's 1999 Annual Proxy                 proxy or proxies heretofore given by the undersigned.
Statement (except as marked to the contrary at right); or to
WITHHOLD AUTHORITY to vote for all nominees.                                    THE BOARD OF DIRECTORS recommends a vote for all
                                                                           nominees named in Proposal 1. This proxy will be voted
                                                                           in accordance with the specifications made hereon. If NO
                                                                           specification is made, the shares will be voted for all
                                                                           nominees.

                                                                                The undersigned hereby acknowledges receipt of the
                                                                           Notice of 1999 Annual Meeting of Shareholders and Proxy
                                                                           Statement and the 1998 Annual Report to Shareholders
                                                                           furnished herewith.

                                                                           PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED,
                                                                           PRE-ADDRESSED ENVELOPE.







SIGNATURE                          DATE           SIGNATURE                     DATE
          ------------------------      ---------           -------------------      ---------
Note: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.